Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 14, 2024, except for Notes 12 and 14, as to which the date is February 26, 2026, with respect to our audit of the consolidated financial statements of Ramaco Resources, Inc. appearing in the Annual Report on Form 10-K as of and for the year ended December 31, 2025.

/s/ Cherry Bekaert LLP

Louisville, Kentucky

July 2, 2026